U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      June 26, 2008

PNG VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3001 Knox Street, Suite 403
Dallas, Texas 75205
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, PNG Ventures Inc. (“PNG” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Earth Biofuels, Inc. (“EBOF”) a Texas corporation, and Earth LNG Inc., a wholly-owned subsidiary of EBOF,  for the acquisition of its subsidiary, New Earth LNG, LLC, a Delaware limited liability company (“New Earth”), which in turn owned 100% membership interests in Applied  LNG Technologies USA, L.L.C. (“Applied LNG”) and Arizona LNG, L.L.C. (“Arizona LNG”), the operator of an Arizona-based liquid natural gas production facility and their respective subsidiaries, pursuant to which, among other things, the Company, upon the closing of the share exchange transaction described therein, would acquire all of the issued and outstanding membership interests of New Earth in consideration for the issuance to New Earth of 7,000,000 shares of common stock of the Company (the “Share Exchange”).  The closing of the Share Exchange occurred on June 30, 2008 and will be the subject of a separate Current Report on Form 8-K. Prior to entering the Exchange Agreement, the Company, on June 26, 2008, entered into a series of agreements related to the Exchange Agreement and New Earth.  The following is a summary of such agreements.

Other Agreements Entered Into

As a condition to closing of the Share Exchange, and among other conditions and closing deliveries, PNG and New Earth and its subsidiaries entered into (i) an Amended and Restated Credit Agreement (as more fully described below)  with Fourth Third, LLC, as lender and as agent for various secured creditors (the “Secured Creditors”), for a credit facility of up to $34,000,000 of secured indebtedness, and (ii) a Collateral and Security Agreement (the “Security Agreement”) in favor of Black Forest International, LLC (the “Black Forest Fund”), with  respect to approximately a $626,250 principal amount 12% Subordinated Secured Convertible Promissory Note (the “Black Forest Note”), issued by the Company, respectively, and (iii) EBOF and subordinated creditors (collectively, the “Releasing Creditors”) entered into a an Voting Agreement and Irrevocable Proxy with respect to the Exchange Shares and the Releasing Creditors each  delivered to EBOF a Release, Consent and Acknowledgement (the “Releasing Creditor Releases”), consenting to the Share Exchange and discharging and releasing PNG and New Earth  from any and all indebtedness, liabilities and obligations of any kind.

Also on June 30, 2008, in connection with the Share Exchange, the Company agreed to reserve for issuance an additional 1,900,000 shares of common stock (the “Settlement Shares”) for issuance upon the conversion of a certain 12% Convertible Promissory Note of the Company in the principal amount of $171,000, made by the Company on June 5, 2008 (the “Settlement Note”).

$34 Million Amended and Restated Credit Facility

Effective as of June 26, 2008, and in contemplation of the completion of the above described Share Exchange resulting in the acquisition by PNG  from EBOF of all or substantially all of the Arizona liquid natural gas assets of EBOF, PNG, New Earth (as “Borrower”), and the direct and indirect subsidiaries of New Earth, consisting of Applied LNG, Arizona LNG, Fleet Star, Inc. and Earth Leasing, Inc. (collectively with PNG and New Earth, the “Loan Parties”)) entered into the above referenced Amended and Restated Credit Agreement, dated as of June 26, 2008, with the financial institutions party thereto (the “Lenders”) and Fourth Third LLC, as agent (the “Agent”) (the “Amended and Restated Credit Agreement”) and related loan and collateral documents, including, without limitation, a Guarantee and Collateral Agreement, dated as of June 26, 2008, by the Loan Parties in favor of the Agent, for the ratable benefit of itself and the Lenders (collectively, the “Amended and Restated Loan Documents”).

Pursuant to the Amended and Restated Credit Agreement, among other things, and in  reference to the Credit Agreement, dated as of February 28, 2007, that was amended and restated thereby (the “Original Credit Agreement”), PNG replaced Earth Biofuels as “Parent,” New Earth replaced Old Earth as “Borrower,” the Subsidiaries continued as “Loan Parties” and the terms and conditions of the Original Credit Agreement were amended and restated in various respects, including, without limitation:

•
to increase the amount of the credit facility to $34,000,000, all (except approximately $2,112,000 held in a certain reserve account) of which  was disbursed as of June 26, 2008 and utilized to refinance the principal balance of $26,700,000 owing under the Original Credit Agreement and otherwise to pay various fees, interest, vendor and insurance payables and legal, due diligence and other closing-related expenses;

•	to extend the “Maturity Date” for the repayment of all amounts owing thereunder until June 26, 2010;

•	to modify the interest rate to the one month reserve-adjusted LIBOR rate (but not less than 2.5% per annum) plus the “Applicable Margin” of 7.25% per annum, such interest to be payable monthly;

•
to provide for certain mandatory prepayments of principal in connection with (i) net cash proceeds arising out of certain securities issuances or similar transactions involving the sale or exchange of equity securities, debt of convertible debt of  PNG and (ii) based upon levels of “Excess Cash Flow,” as defined, determined on a quarterly basis; and

•

to adjust certain financial covenants requirements, based upon (i) a “Fixed Charge Coverage Ratio,” as defined, determined on a quarterly basis, (ii) “EBITDA,” as defined, determined on a quarterly basis and (iii) limitations on “Capital Expenditures,” as defined.

The Amended and Restated Credit Agreement and the other Amended and Restated Loan Documents further contain various representations and warranties, covenants, events and conditions of default and other provisions as are customary for documents of this nature.

The foregoing is intended as a summary only of the general terms of the Amended and Restated Credit Agreement and the other Amended and Restated Loan Documents, which are being filed as exhibits to this Form 8-K, the provisions of which are incorporated by reference herein.

Simultaneously, PNG and the Loan Parties and Lenders entered into a Collateral and Security Agreement (the “Security Agreement”) in favor of Black Forest International, LLC, with  respect to its outstanding $626,250 principal amount 12% Subordinated Secured Convertible Promissory Note (the “Black Forest Note”), issued by PNG, and (iii) EBOF and subordinated creditors (collectively, the “Releasing Creditors”) entered into a an Voting Agreement and Irrevocable Proxy with respect to the Exchange Shares and the Releasing Creditors each  delivered releases to EBOF and consents relating to the Share Exchange and restructured their debt with EBOF.

 The foregoing is intended as a summary only of the general terms of the (i) Security Agreement with Black Forest, which will be filed as an exhibit to an amendment to this Form 8-K, the provisions of which are incorporated by reference herein and (ii) the Proxy with the Releasing Creditors, filed as an exhibit to this Form 8-K, the provisions of which are also incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
9	Voting Proxy of Earth Biofuels, Inc. in favor of subordinated releasing creditors.
10.1	Amended and Restated Credit Agreement with Fourth Third, LLC and other Lenders
10.2	Guarantee and Collateral Agreement, dated as of June 26, 2008, by the Loan Parties in favor of Fourth Third, LLC as Agent, for the ratable benefit of itself and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures Inc.

Dated: July 2, 2008	By:	/s/ Kevin Markey
Kevin Markey, Chief Executive Officer

Dated: July 2, 2008	By:	/s/Luis J. Leung
Luis J. Leung, Controller and a Director